EXHIBIT 4.7

            WellPoint Health Networks Inc. Employee Stock Option Plan




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                         WELLPOINT HEALTH NETWORKS INC.

                           EMPLOYEE STOCK OPTION PLAN


                                   ARTICLE ONE

                               GENERAL PROVISIONS

1.1      PURPOSE OF THE PLAN

         This WellPoint Health Networks Inc. Employee Stock Option Plan ("Plan") is adopted effective May 21, 1996 (the "Effective Date"), to enable WellPoint Health Networks Inc. (the "Company") to offer stock options to non-executive officers of the Company or any affiliate.

1.2      ELIGIBILITY

         The following individuals ("Eligible Individuals") shall be eligible to be granted stock options under the Plan: Each employee of the Company or of an affiliate ("Affiliate") of the Company linked to the Company by a 50% or greater chain of ownership who, on the date of grant or such date before the date of grant as the Committee (as defined below) shall specify for administrative purposes, (i) is not an executive officer of the Company and (ii) has not received a grant under the WellPoint Health Networks Inc. 1994 Stock
Option\Award Plan and has not been determined to be eligible for a grant thereunder by the committee administering such plan. For these purposes, ownership means ownership of stock possessing 50% or more of the total combined voting power of the owned entity.


1.3      ADMINISTRATION OF THE PLAN

         A. Committee. The Plan will be administered by a committee or committees appointed by the Board of Directors of the Company (the "Board") and consisting of two or more members of the Board. If no committee is appointed, the Board will serve as the committee. The term "Committee," when used in this Plan, refers to the committee that has been delegated authority with respect to a matter, or to the Board if no committee has been delegated such authority. Members of a committee will serve for such term as the Board may determine, and may be removed by the Board at any time.

         B. Authority. The Committee has full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt rules and regulations that it deems necessary, to determine which individuals are Eligible Individuals, to determine which Eligible Individuals shall be granted options under the Plan, to determine the amount and/or number of shares subject to such options, and to determine the terms of such an option (which terms need not



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be identical). Decisions of a Committee made within the discretion delegated to it by the Board are final and binding on all persons.


1.4      STOCK SUBJECT TO THE PLAN

         A. Number of Shares. Shares of the Company's Common Stock ("Common Stock") available for issuance under the Plan will be drawn from the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares purchased by the Company on the open market. The number of shares of Common Stock that may be issued under the Plan will not exceed two (2) million, subject to adjustment in accordance with Paragraph C below.

         B. Expired Options. If any outstanding option under the Plan expires, is terminated, is cancelled or is forfeited for any reason before the full number of shares subject to such option are issued, the remaining shares will not be charged against the limit in Paragraph A above and will become available for subsequent option grants under the Plan.

         C. Adjustments. If any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then the Committee shall make appropriate adjustments to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the options.


                                   ARTICLE TWO

                                TERMS OF OPTIONS

2.1      TERMS AND CONDITIONS OF OPTIONS

         A. Type and Term. All options granted under the Plan shall be non-qualified options not intended to satisfy the requirements for incentive stock options under Section 422 of the Internal Revenue Code. No grants under the Plan will be exercisable after the expiration of 10 years from the date of grant.

         B. Price and Exercisability. The option price per share and the period or periods within the term of an option that such option may be exercised will be fixed by the Committee.




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         C.  Exercise  and  Payment.  After any  option  granted  under the Plan becomes exercisable, it may be exercised by notice to the Company at any time before termination of the option. The option price will be payable in full in cash or check made payable to the Company or, subject to such limitations as the Committee may determine, in one or more of the following alternative forms:

           (1) in shares of Common Stock valued as of the Exercise Date (defined below) and held by the optionee for the requisite period to avoid a charge to earnings; or

           (2) through a sale and remittance procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option price.

For purposes of Subparagraph (2) immediately above, the "Exercise Date" is the date on which written notice of the exercise of the option is delivered to the Company. In all other cases, the Exercise Date is the date on which written notice and actual payment is received by the Company.

         D. Stockholder Rights. An option holder will have no stockholder rights with respect to any shares covered by an option before the Exercise Date of the option, as defined in the immediately preceding Paragraph.

         E. Termination of Employment. If an optionee ceases to be an employee of the Company or an Affiliate, any outstanding option held by such optionee shall immediately terminate, except that, to the extent that such option was exercisable on the date of termination of employment, such option may be exercised following such termination to the extent set forth below:

                  (i) if the optionee's  employment is terminated for any reason other than death, Retirement, Permanent Disability or Misconduct, the optionee shall have a period of forty-five (45) days (commencing with the date of termination of employment) during which to exercise the option, but in no event shall this option be exercisable at any time after the expiration of 10 years from the date of grant.

                  (ii) if the optionee  dies while an employee of the Company or an Affiliate or within a period of post-termination exercisability permitted under this Paragraph 2.1.E, the personal representative of the optionee's estate or the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (A) the expiration of the twelve (12)- month period measured from the date of the optionee's death or (B) the expiration of 10 years from the date of grant.



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                  (iii) if the  optionee  terminates  employment  by  reason  of
            Retirement or Permanent Disability while this option is outstanding, then the optionee shall have a period of five (5) years (commencing with the date of termination) during which to exercise this option. In no event shall this option be exercisable at any time after the
            expiration   of  10  years  from  the  date  of  grant.   "Permanent
            Disability" shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more. "Retirement" shall mean termination of employment with the Company or an Affiliate on or after attainment of age sixty-five (65) or attainment of age fifty-five (55) with ten
            (10) years of service.

                  (iv) if the optionee's employment is terminated for Misconduct, the option shall terminate immediately and cease to remain outstanding. "Misconduct" shall mean the commission of any act of fraud, embezzlement or dishonesty by the optionee, any unauthorized use or disclosure by the optionee of confidential information or trade secrets of the Company (or an Affiliate), or any other intentional misconduct by the optionee adversely affecting the business or affairs of the Company (or an Affiliate). The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or an Affiliate) may consider as grounds for the dismissal or discharge of an optionee or any other individual in the service of the Company (or an Affiliate).

                  (v) During the limited period of post-termination exercisability, an option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable at the date of termination of employment. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of 10 years from the date of grant, the option shall terminate and cease to be outstanding for any shares for which the option was exercisable on the date of termination of employment but has not been exercised. With respect to those shares for which the option is not exercisable on the date of termination of employment, the option shall immediately terminate and cease to be outstanding.

The date of termination of employment shall be determined by the Committee in its sole discretion, which determination shall be binding on all parties. If the Committee so determines, an option may provide that "employment" for this purpose shall include services as a consultant.




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         F. Transferability.  During the lifetime of the optionee,  options will be exercisable only by the optionee and will not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution following the optionee's death.


2.2      CORPORATE TRANSACTIONS

         A. Acceleration and Termination. In the event of the disposition of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, reorganization, or liquidation, each stock option outstanding under this Plan will become immediately exercisable, unless the option is assumed or replaced with a comparable option pursuant to a written agreement by the successor corporation or a parent or subsidiary thereof. If an option is not exercised or assumed by the successor corporation or a parent or subsidiary thereof, the option will terminate upon consummation of the sale, liquidation, reorganization or merger.

         B. Change in Control. If there is a Change in Control as defined below, each option outstanding under the Plan shall become immediately exercisable in full. A "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

                  (i) the acquisition,  directly or indirectly, by any person or related group of persons (other than Western Health Partnerships, the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders on or after May 21, 1996 by a person or related group of persons which the Board does not recommend such stockholders to accept, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less beginning on or after May 21, 1996 such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         C. Corporate Structure. The grant of options under this Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its



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capital or business structure or to merge, consolidate,  dissolve,  liquidate or sell or transfer all or any part of its business or assets.


                                  ARTICLE THREE

                                  MISCELLANEOUS

3.1      AMENDMENT

         A. Board Action. The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that (1) such action shall not adversely affect a holder's rights and obligations with respect to options at the time outstanding under the Plan and (2) the Board shall not, without the approval of the Company's stockholders, make any change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards.

         B. Modification of Options. The Committee has full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding option under the Plan, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall, without the consent of the holder of the option, adversely affect the holder's rights thereunder.

3.2      TAX WITHHOLDING

         A. Obligation. The Company's obligation to deliver shares or cash upon the exercise of options under the Plan is subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

         B. Stock Withholding. The Committee may require or permit, in its discretion and upon such terms and conditions as it may deem appropriate, any or all holders of outstanding options under the Plan to elect to have the Company withhold, from the shares of Common Stock otherwise issuable pursuant to such option, one or more of such shares with an aggregate Fair Market Value equal to the Federal, State and local employment and income taxes ("Taxes") incurred in connection with the acquisition of such shares. Holders of options under the Plan may also be granted the right to deliver previously acquired shares of Common Stock held for the requisite period to avoid a charge to earnings in satisfaction of such Taxes. The withheld or delivered shares will be valued at Fair Market Value on the applicable determination date for such Taxes.


3.3      VALUATION

         For all purposes under this Plan, the fair market value per share of Common Stock on any relevant date under the Plan ("Fair Market Value") will be determined as follows:



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            (1) National Exchange.  If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value will be the closing selling price per share of Common Stock on the day before the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the day before the date in question, then the Fair Market Value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

            (2) NASDAQ. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value will be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist will be determinative of fair market value.

            (3) Committee. Notwithstanding the foregoing, if the Committee determines that, as a result of circumstances existing on any date, the use of the above rules is not a reasonable method of determining Fair Market Value on that date or if Common Stock is not at the time listed or admitted to trading as outlined above, the Committee may use such other method as, in its judgment, is reasonable.


3.4      EFFECTIVE DATE AND TERM OF PLAN

         A. Effective Date. This Plan will become effective on the Effective Date. Notwithstanding anything to the contrary in this Plan, no grants will be made under this Plan until the Plan has received any required regulatory approvals.

         B. Term. The Committee may make grant options under the Plan at any time after the Effective Date of the Plan and before the Plan is terminated by the Board.


3.5      REGULATORY APPROVALS

         The implementation of the Plan, any option grants under the Plan, and the issuance of stock pursuant to any option granted under the Plan is subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, option grants made under the Plan, and stock issued pursuant to the Plan.




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3.6      NO EMPLOYMENT/SERVICE RIGHTS

         Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan will be construed to grant any individual the right to remain in the employ or service of the Company (or any subsidiary or parent of the Company) for any period of specific duration, and the Company (or any subsidiary or parent of the Company retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause; provided that nothing contained in this Plan or in any option granted under this Plan will affect any contractual rights of the Company or an employee pursuant to a written employment agreement executed by the parties thereto.




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